                                                                      Exhibit 6B


                        VAN ECK SECURITIES CORPORATION
                          99 Park Avenue - 8th Floor
                          New York, New York   10016

                   (212) 687-5200 - Toll Free (800) 221-2220

                            SELLING GROUP AGREEMENT

                           For the sale of shares of
                                 VAN ECK FUNDS


Date



Company
Address
Suite
City, State, zip code

Attn:


Ladies/Gentlemen:

     As national and international distributor or principal underwriter of shares for, and as agent of, each of the series currently or hereafter established under the Van Eck Funds Amended and Restated Master Trust Agreement and such other funds and each series thereof as may hereafter be established for which we serve as principal underwriter or distributor which are set forth in Exhibit A, as it may, from time to time, be amended by us upon notice to you (collectively, the "Funds"), we enclose a copy of the current prospectuses of the Funds and invite you to become a member of the Funds' Selling Group to offer shares in the Funds (the "Shares") upon the following terms:

     1. In all sales of Shares through us we shall act as the Funds' agent. In all sales of Shares by you to your customers you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent of the Funds or as our agent.

     2. The public offering price at which you may offer the Shares is the net asset value thereof, as computed from time to time, plus a selling commission, if any, as described in the prospectus currently in effect with respect to each of the Shares at the time of your offer. As compensation for each sale of Shares to you, you will be allowed the discount, if any, on such Shares as described in the then current prospectus of the Fund whose Shares are sold. The current public offering prices of the Shares, commissions and discounts are set forth in Exhibit A hereto which exhibit may be amended from time to time by us upon notice to you.

          To the extent you provide distribution and marketing services in the promotion of Shares of each series of Van Eck Funds with a Plan of Distribution pursuant to Rule 12b-1 of the Investment Company Act of 1940 (the "Van Eck Funds") or such other funds or series thereof as hereafter may be established with a Plan of Distribution pursuant to Rule 12b-1 of the Investment Company Act of 1940 ("12b-1 Funds"), we shall pay you an annual fee at the rate set forth in Exhibit A, as amended by us from time to time, of the net asset value of Shares of each such 12b-1 Fund owned by those customers of your firm whose records, as maintained by Van Eck Funds, 12b-1 Funds or its agent, designate your firm as the customer's dealer of record. The 12b-1 compensation will be calculated by taking the average daily balance in each shareholder account during the year, for which your firm is designated as the dealer of record and multiplying it by the compensation factor set forth Exhibit A. Distribution and marketing services include but are not limited to furnishing services and assistance to your customers who invest in and own Shares of such Funds, answering routine inquiries, assisting in changing distribution options, account designations and addresses. No such fee will be paid to you with respect to Shares of such Funds purchased by you and redeemed or repurchased by a Fund or by us as agent within (7) seven business days after the date of our confirmation of such purchase. No such fee will be paid to you if the total amount of such fees based upon the value of your customers' Shares of the Funds will be less than $50.00. You shall furnish us with such information as we may reasonably request with respect to the fees paid to you. The provisions of this Paragraph may be terminated as to any of the Funds by the vote of a majority of the Trustees or Directors of a Fund who are non-interested Trustees or Directors or by a vote of a majority of the outstanding shares of a Fund on sixty (60) days written notice, without payment of any penalty. These provisions will also be terminated by any act which terminates either the Distribution Agreement between the Funds and Van Eck Securities Corporation or this Selling Group Agreement.

          The public offering prices, commissions and discounts may be revised by us at any time, but any change will not affect selling commissions and discounts on sales for which orders have been accepted by us.

          The Initial Offering of Shares of a Fund as defined in the prospectus for the Shares shall be on such terms as described in the then current prospectus of the Fund whose Shares are being sold. In addition to the discounts, if any, allowed pursuant to the foregoing provisions of this Section 2, we may, if permitted by the rules of the NASD then in effect, from time to time provide additional concessions to dealers which employ registered representatives who sell, during a specific period, a minimum dollar amount of the Shares of a Fund. Such additional concessions may take the form of merchandise or payment for travel expenses incurred in connection with trips taken by dealer designated persons. If non-cash concessions are provided, each dealer earning such a concession may elect to receive a cash amount equivalent to our cost of providing such concessions. Notice of availability of concessions will be given to you by us and if any concessions are earned by you, the value thereof is includable in your income for NASD assessment purposes.

     3. You agree to purchase the Shares only through us or from your customers. In the case of purchases of Shares through us you agree that all such purchases shall be made only to cover purchase orders already received by you from your customers or for your own bona fide investment. In the case of purchases from customers you agree to pay not less than the repurchase price currently being quoted by the Funds.

     4. You agree to sell Shares of a Fund only to customers and to us as agent of such Fund. In the case of sales to customers you agree to sell only at the public offering price then in effect with respect to such Shares and all such sales shall be in accordance with the then current prospectus for such Shares; to transmit promptly upon receipt any and all orders received by you (such orders must be received by us no later than 5:00 PM New York time); not to withhold placing customers' orders with us in order thereby to make a profit for yourself; you will take up and pay for Shares confirmed to you. In the case of sales to us you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares for resale to us, you agree to pay to your customer not less than you receive from us. If you act as agent for your customer in selling shares to us, you agree not to charge your customer more than a fair commission for handling the transaction. Orders received for Shares of a Fund from you will be accepted by us for such Fund only at the public offering price applicable to each order, as established in accordance with the provisions of such Fund's then current prospectus. The procedure stated herein relating to the pricing and handling of orders shall be subject to instructions which we may forward from time to time to all members of the Selling Group.

     5. If any shares of a Fund confirmed to you under this agreement are repurchased by us as agent of a Fund, or are tendered for redemption, within seven business days after confirmation by us of the original purchase order or the Closing Date, as defined in a prospectus for a Fund, you shall forthwith refund to us for the account of such Fund the full discount allowed to you on the sale. We are obligated to pay to such Fund our share of the selling commission on such Shares and upon receipt by us of your discount to pay the same to such Fund. We shall notify you of such repurchase within ten days after the date on which each certificate or appropriate redemption or repurchase request is delivered to us or to such Fund.

     6. You shall make all sales subject to our confirmation. All orders so placed shall be firm orders. All orders are subject to acceptance or rejection by us in our sole discretion, and by the Funds in their sole discretion. Please telephone "wire-orders" to Van Eck Securities Corporation, (212) 687-5200. "Direct-mail" orders should be sent to
          ATTN: "NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105.

     7. Payment of the public offering price, less your dealer's discount, if any, for Shares ordered from us during a Continuous Offering of Shares of a Fund shall be made by check payable to "NAME OF FUND" in New York Clearing House funds, which check should be sent to ATTN: "NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105, within (3) three business days after our acceptance of your order or such lesser period as then may be permitted by law or regulation. If such payment is not received within said time period, interest at the prime rate in effect at Citibank N.A., may be added to the amount due us and we reserve the right without notice to cancel the sale or at our option to return the Shares to the issuer for redemption or repurchase. In the latter case we shall have the right to hold you responsible for any loss, including loss of profit, resulting to us. Should payment be made by check, delivery of certificates may be delayed pending clearance of your check. Upon receipt of payment in conformity with the above, Shares so ordered will be issued in or transferred into such names as you may designate and forwarded as promptly as possible in accordance with your instructions.

          Payment for Shares purchased by you during an Initial Offering of Shares of a Fund shall be made on such date and in accordance with such terms as described in the then current prospectus of the Fund whose Shares are sold or as we may advise.

     8. All sales through us shall be subject to the issuance of Shares to us by the Funds. We and the Funds reserve the right to suspend sales without notice, or to withdraw the offering of Shares entirely.

     9. The Funds have authorized us as their agent and subject to their direction to repurchase Shares at the repurchase price currently being quoted by the Funds. This authority is supplementary to the obligation of the Funds to redeem Shares tendered them for redemption as described in the Funds' current prospectuses. No commissions are payable to us or by us in respect of any such repurchase by us as such agent. Please telephone "wire-order" liquidation requests to Van Eck Securities Corporation, (212) 687-5200 (such orders must be received by us no later than 5:00 PM New York time to obtain the redemption price for such day). "Direct-mail" liquidation requests should be sent to ATTN: "NAME OF FUND," DST Systems, Inc., 1004 Baltimore Avenue, 4th Floor, Kansas City, MO 64105.

     10. We will notify you of each series of Van Eck Funds and each fund or series thereof hereafter established, including the applicable discounts and commissions, which fund and/or series shall thereupon be deemed one of the Funds and supply to you in reasonable quantities additional copies of any current prospectuses and such sales literature for the Funds as may from time to time be issued. You are not authorized to give any information other than that, or to make any representations other than those contained in the then currently effective registration statements or prospectuses or supplemental information thereto or in any sales literature then currently issued or approved by the Funds.

     11. We represent that we are members of the National Association of Securities Dealers, Inc. Your acceptance of this agreement constitutes a representation to us that you are either (i) a properly registered or licensed broker or dealer under federal and state securities laws and regulations and a member of the National Association of Securities Dealers, Inc. and agree to be bound by the rules of such Association or (ii) a foreign dealer, that if registered under the Securities Exchange Act of 1934, you will conform to the Rules of Fair Practice of said Association in making sales of Shares in the United States or, if not so registered, you will not sell or deliver Shares in the United States or to persons who you have reason to believe are citizens or residents of the United States.

     12. You are not employed or retained for any purpose as broker, agent or employee by us or by the Funds, and you are not authorized in any manner to act for, or to make any representations on behalf of, us or the Funds. Nothing herein shall constitute you, other persons signing this agreement or the undersigned as partners; however, you agree to bear your proportionate share, if any, of any claim, demand or liability for transfer taxes asserted against you, such other persons or us based on the theory that you, such other persons and we or any two or more of us, constitute an association, unincorporated business or other entity, and your proportionate share of any expenses defending any such claim, demand or liability.

     13. From time to time or upon application we will inform you as to the states in which the Funds' Shares have been qualified for sale.

     14. You will indemnify, defend and hold us and our subsidiaries, affiliates, directors, officers, agents and employees free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any counsel fees incurred in connection therewith) which we or such subsidiaries, affiliates, directors, officers, agents and employees may incur arising out of or based upon (i) any breach of any representation, warranty or covenant made by you herein, or (ii) any failure by you to perform your obligations as set forth herein. This section shall survive termination of this Agreement.

     15. We will indemnify, defend and hold you and your subsidiaries, affiliates, directors, officers, agents and employees free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any counsel fees incurred in connection therewith) which you or such subsidiaries, affiliates, directors, officers, agents or employees may incur arising out of or based upon (i) any breach of any representation, warranty or covenant made by us herein, (ii) any failure by us to perform our obligations as set forth herein, or (iii) any alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Statement of Additional Information (or supplement thereto) relating to any of the Funds or in any other written information or sales material relating to the Shares authorized or furnished by us in connection with the offer and sale of the Shares, or any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. This section shall survive termination of this Agreement.

     16. All communication should be sent to us at the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     17. This agreement may be terminated by either of us at any time by written notice to the other and shall terminate automatically if either of us ceases to be a member of the National Association of Securities Dealers, Inc.

     18. This agreement shall be governed by and interpreted in accordance with the laws of the state of New York.


                                        Very truly yours,



                                        VAN ECK SECURITIES CORPORATION


By:     _______________                 Date:   _______________


Title:  _______________

     We accept and agree to the terms and conditions set forth in this agreement and acknowledge receipt of the prospectuses enclosed herewith. Furthermore, we certify the corporate or non-corporate tax status as referenced below.


Firm:     _________________________________

Address:  _________________________________

          _________________________________

          _________________________________

          _________________________________

Member SIPC_________  Non-Member SIPC__________

____________ Corporate ____________ Non-corporate (sole owner, partnership, etc.) Under penalties of perjury, I certify that the number shown on this form is my correct taxpayer identification number to be used for 1099-MISC tax reporting.

TIN/SS#   ______________________________

By:       ______________________________    Date:__________________

Title:    ______________________________

REVISED                                                           AS OF 10/15/97

                                   EXHIBIT A

                               I.  VAN ECK FUNDS


ASIA DYNASTY FUND-A
EMERGING MARKETS GROWTH FUND-A
GLOBAL BALANCED FUND-A
GLOBAL HARD ASSETS FUND-A
GLOBAL INCOME FUND-A
GLOBAL REAL ESTATE FUND-A

                                                                                  Discount to
                                           Sales Charge as    Sales Charge as     Broker-Dealers
                                           a Percentage       a Percentage of     as a Percentage
                                           of Offering        Net Amount          of the Public
Dollar Amount of Purchase                  Price              Invested            Offering Price*
-------------------------                  -----              --------            --------------
Less than $100,000                         4.75%              5.0%                4.00%
$100,000 to less than $250,000             3.75%              3.9%                3.15%
$250,000 to less than $500,000             2.50%              2.6%                2.00%
$500,000 to less than $1,000,000           2.00%              2.0%                1.65%
$1,000,000 and over                        -0-                -0-                 -0-**

GOLD/RESOURCES FUND-A
INTERNATIONAL INVESTORS GOLD FUND-A

                                                                                  Discount to
                                           Sales Charge as    Sales Charge as     Broker-Dealers
                                           a Percentage       a Percentage of     as a Percentage
                                           of Offering        Net Amount          of the Public
Dollar Amount of Purchase                  Price              Invested            Offering Price*
-------------------------                  -----              --------            --------------
Less than $25,000                          5.75%              6.1%                4.75%
$25,000 to less than $50,000               5.00%              5.3%                4.00%
$50,000 to less than $100,000              4.50%              4.7%                3.60%
$100,000 to less than $250,000             3.00%              3.1%                2.40%
$250,000 to less than $500,000             2.50%              2.6%                2.00%
$500,000 to less than $1,000,000           2.00%              2.0%                1.60%
$1,000,000 and over                        -0-                -0-                 -0-**

ASIA DYNASTY FUND-B
EMERGING MARKETS GROWTH FUND-B
GLOBAL BALANCED FUND-B
GLOBAL HARD ASSETS FUND-B
GLOBAL REAL ESTATE FUND-B


Contingent Deferred Sales Charge:

                   Redemption     % of Lesser
                   Within         of NAV or
                   Year           Purchase Price
                   ----           --------------

                   1              5.0%
                   2              4.0%
                   3              4.0%
                   4              3.0%
                   5              2.0%
                   6              1.0%
                   Thereafter     -0-

4.0% up-front commission paid to Broker or Agent by Distributor out of own assets.


EMERGING MARKETS GROWTH FUND-C
GLOBAL HARD ASSETS FUND-C
GLOBAL REAL ESTATE FUND-C


No Front end Sales Charge.
Contingent Deferred Redemption Charge:

                   Redemption     % of Lesser
                   Within         of NAV or
                   Year           Purchase Price
                   ----           --------------
                   1              1.0%
                   Thereafter     -0-

1% up-front Servicing & Distribution fee paid to Broker or Agent at time of sale by Fund out of own assets.


U.S. GOVERNMENT MONEY FUND
No Sales Charge.

                            II. VAN ECK/CHUBB FUNDS


CAPITAL APPRECIATION FUND
GROWTH AND INCOME FUND
TOTAL RETURN FUND

                                                  As a Percentage     As a Percentage          Dealer Concession
                                                  of Offering         of Net Asset             as a Percentage of
Size of Transaction                               Price               Value                    Offering Price*
-------------------                               -----               -----                    ---------------
Less than $100,000                                5.00%               5.26%                    4.50%
$100,000 but less than $250,000                   4.00%               4.17%                    3.50%
$250,000 but less than $500,000                   3.00%               3.09%                    2.50%
$500,000 but less than $1,000,000                 2.00%               2.04%                    1.75%
$1,000,000 but less than $2,000,000               1.00%               1.01%                    0.90%
$2,000,000 but less than $5,000,000               0.50%               0.50%                    0.45%
$5,000,000 and over                               0.00%               0.00%                    0.00%

GLOBAL INCOME FUND
GOVERNMENT SECURITIES FUND
TAX-EXEMPT FUND

                                                  As a Percentage     As a Percentage   Dealer Concession
                                                  of Offering         of Net Asset      as a Percentage of
Size of Transaction                               Price               Value             Offering Price*
-------------------                               -----               -----             ---------------
Less than $100,000                                3.00%               3.09%             2.50%
$100,000 but less than $250,000                   2.50%               2.56%             2.00%
$250,000 but less than $500,000                   2.00%               2.04%             1.50%
$500,000 but less than $1,000,000                 1.50%               1.52%             1.00%
$1,000,000 but less than $2,000,000               1.00%               1.01%             0.90%
$2,000,000 but less than $5,000,000               0.50%               0.50%             0.45%
$5,000,000 and over                               0.00%               0.00%             0.00%

MONEY MARKET FUND
No sales charge.

                                 III.  TRAILS
                    (VAN ECK FUNDS AND VAN ECK/CHUBB FUNDS)


VAN ECK FUNDS

Trail to broker payable quarterly: .25% annually on all Funds, except International Investors Gold Fund-A which does not have a 12b-1 fee and Emerging Markets Growth Fund-C, Global Hard Assets Fund-C, and Global Real Estate Fund-C which, beginning the thirteenth month following purchase, each pays 1% annually (.75% distribution fee and .25% servicing fee) on average daily net assets owned by those customers of your firm who have designated your firm as the dealer of record, as set forth on the books and records maintained by Van Eck Securities Corporation, the Funds or their agent.


VAN ECK/CHUBB FUNDS

Trail to broker payable quarterly: .25% annually on all Funds, except the Money Market Fund which is .175% annually, if assets are held over 12 months and total over $1 million per dealer per Fund.





_______________________
* Brokers or Agents who receive substantially all of the sales charge for shares they sell may be deemed to be statutory underwriters.

**FINDERS FEE FOR VAN ECK FUNDS: For any single purchase of $1,000,000 or more of Class A shares, the Distributor may pay a finder's fee to parties eligible to receive such fee. The fee will be paid during the first two years after any such purchase and is calculated as a quarterly payment equal to 0.0625% (.25% on an annual basis) of the average daily net asset value of the shares purchased that remain outstanding throughout such months. An eligible purchase is a single purchase for a single client (purchases for other clients cannot be aggregated for purposes of qualification for the finder's fee). Eligible purchases registered to a street or nominee name account must provide appropriate verification of eligibility and average daily net assets upon which payment is to be made. Purchases made through a bank trust department, advisory firm or special program, as determined by the Distributor, which purchases shares at net asset value do not qualify for the finder's fee. The finder's fee will be credited to the dealer of record on the record date (currently, the last calendar day of February, May, August and November) and will be generally paid on the 20th day of the following month. Please contact the Distributor to determine eligibility to receive such fee.